UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2009
Date of Report (Date of earliest event reported)

EXPLORATION DRILLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Mendelstrasse 11, Technologiehof,
D-48149, Muenster, Germany
(Address of principal executive offices)	(Zip Code)

0049-2364-604428
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On March 5, 2009, Exploration Drilling International Inc. (the “Company”) issued 8,074,010 units at a price of $0.05 per unit (the “Units”) in order to settle an outstanding indebtedness of $403,700.51 pursuant to the terms of subscription and debt settlement agreements entered into with each creditor. Each unit is comprised of one share of the Company’s common stock and one share purchase warrant. Each share purchase warrant will entitle the holder to purchase one additional share of the Company’s common stock at a price of $0.07 per share for a period ending two (2) years from the date of issuance of the units. The issuance was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. The Company did not engage in a distribution of this offering in the United States. The creditors represented that they were not a US person as defined in Regulation S and that they were not acquiring the units for the account or benefit of a US person.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Subscription and Debt Settlement Agreement between the Company and Sea Resort Ltd.

10.2	Subscription and Debt Settlement Agreement between the Company and Sunridge Investments Corp.

10.3	Subscription and Debt Settlement Agreement between the Company and Torbay Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPLORATION DRILLING INTERNATIONAL INC.

Date: March 10, 2009
	By:	/s/ Guenter Thiemann

GUENTER THIEMANN
Chief Financial Officer